As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CDW CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	26-0273989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan

(Full Title of the Plan)

Christine A. Leahy

Senior Vice President—International, Chief Legal Officer and Corporate Secretary

75 Tri-State International

Lincolnshire, Illinois 60069

(847) 465-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,800,000 shares	$41.78	$158,764,000	$15,987.53

(1)	CDW Corporation, a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 3,800,000 shares of common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (the “Amended 2013 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Amended 2013 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $41.78 per share represents the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Select Market on July 29, 2016.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-189622) was filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2013 covering the registration of 15,498,508 shares of Common Stock under the CDW Corporation 2013 Long-Term Incentive Plan, which was amended and restated effective as of May 19, 2016. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,800,000 shares of Common Stock under the Amended 2013 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 25, 2016;

(2) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 5, 2016;

(3) the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 3, 2016;

(4) the Registrant’s current reports on Form 8-K, filed with the Commission on February 9, 2016, March 3, 2016, March 14, 2016, May 4, 2016, May 19, 2016, June 28, 2016 and August 3, 2016; and

(5) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 25, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on the 4th day of August, 2016.

CDW CORPORATION
By:	/s/ Thomas E. Richards
Thomas E. Richards
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each of the undersigned officers and directors of CDW Corporation does hereby severally constitute and appoint Thomas E. Richards, Ann E. Ziegler and Christine A. Leahy, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas E. Richards Thomas E. Richards	Chairman, President and Chief Executive Officer (principal executive officer) and Director	August 4, 2016

/s/ Ann E. Ziegler Ann E. Ziegler	Senior Vice President and Chief Financial Officer (principal financial officer)	August 4, 2016

/s/ Neil B. Fairfield Neil B. Fairfield	Vice President and Controller (principal accounting officer)	August 4, 2016

/s/ Virginia C. Albanese Virginia C. Albanese	Director	August 4, 2016

/s/ Steven W. Alesio Steven W. Alesio	Director	August 4, 2016

/s/ Barry K. Allen Barry K. Allen	Director	August 4, 2016

/s/ James A. Bell James A. Bell	Director	August 4, 2016

/s/ Benjamin D. Chereskin Benjamin D. Chereskin	Director	August 4, 2016

/s/ Lynda M. Clarizio Lynda M. Clarizio	Director	August 4, 2016

/s/ Paul J. Finnegan Paul J. Finnegan	Director	August 4, 2016

/s/ David W. Nelms David W. Nelms	Director	August 4, 2016

/s/ Joseph R. Swedish Joseph R. Swedish	Director	August 4, 2016

/s/ Donna F. Zarcone Donna F. Zarcone	Director	August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of CDW Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-187472), filed with the Commission on June 14, 2013).

4.1.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2016).

4.2	Amended and Restated By-Laws of CDW Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 3, 2016).

4.3	CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2016).

5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.